June 27, 2007

LQD Adrenalina, LLC.
20855 NE 16TH Ave. Suite
Suite #C-16
Miami, FL 33179

Attention:     Jeffrey Geller, President

Gentlemen:

This letter agreement confirms the understanding between LQD Adrenalina, LLC. (the “Company”) and Gilford Securities Corporation (“the Banking Advisor”) with respect to a possible Transaction involving the Company its subsidiaries, affiliates and successors, and a merger or acquisition candidate introduced by the Banking Advisor (the “Candidate”). The Candidate shall be specifically identified as an addendum to this agreement. This agreement shall not apply to any other Candidates except upon execution of an additional addendum or an additional agreement. For purposes hereof, a “Transaction” shall mean a merger with the Candidate, the purchase of all, substantially all or controlling interest of the Candidate, its subsidiaries, affiliates and successors, or the Company, its subsidiaries, affiliates and successors, whether by means of a sale or purchase of stock or assets, merger, consolidation, exchange offer, or other such transaction of a like nature. The Banking Advisor shall be the exclusive investment banker for the proposed Transaction with the Candidate for the period the transaction is ongoing, and for one year following the cessation, should discussions resume. If the Company enters into an agreement or consummates a Transaction with the Candidate during the term hereof (or within a twelve-month period following termination hereof), then the Company shall pay a fee to the Banking Advisor in the form of cash at closing equal to five percent (5%) of the Legal Consideration (as defined below) received, exchanged or transferred by the Company, its affiliates or stockholders.

For the purposes of this Agreement, "Legal Consideration" shall mean the total market value on the day of closing of stock, securities (in the case of stock or securities, valued at market on the day of closing, or if there is no public market, valued at fair market value as agreed or, if not, by an independent appraiser), cash, assets and all other property (real or personal), debt assumed, or benefits exchanged or received, by the Candidate or any of its Management in connection with any Transaction, including without limitation any amounts paid or received by the Company or any person or entity to holders of warrants, stock purchase rights, straight or convertible securities of the Candidate and any subsidiaries or affiliates that are included in the Transaction. Legal consideration shall not include salary, sales incentives, bonus payments, or similar payments that would ordinarily be considered as part of executive or employee compensation. All debt instruments or evidences thereof and all amounts payable pursuant to any employment agreements, royalty, consulting agreements, covenants not to compete, earn-out or contingent payment rights or other similar agreements, arrangements or understandings shall be valued at the aggregate amount payable there-under, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof. All amounts payable pursuant to royalty, consulting agreements, covenants not to compete, earn-out, or contingent payment rights shall be valued assuming that the financial performance of the Company or the Candidate remains unchanged from its performance during the prior 12 months.

In addition to any fees payable hereunder, the Banking Advisor shall be reimbursed by the Company for its reasonable out-of-pocket expenses.

This engagement shall continue in effect until the Company ceases consideration of the Candidate, another party closes a purchase of the Candidate, or until cancelled in writing by either party, except that the provisions of the paragraphs regarding compensation, expense reimbursement, indemnification and contribution shall survive the term of this Agreement.

At the end of the earlier of six (3) months from the date hereof, or the end of the engagement, for any reason, including but not limited to, those reasons referenced above, the Banking Advisor shall be free to show the Candidate to other potential buyers and any further professional obligation owed by the Banking Advisor to the Company regarding a Transaction with the Candidate shall cease, unless both the Banking Advisor and the Company mutually agree in writing to continue to pursue a Transaction with the Candidate on a nonexclusive basis.

The Company agrees to provide the Banking Advisor with the financial and other information concerning the Company as the Banking Advisor may reasonably request from time to time in connection with the services performed or to be performed hereunder. Any information provided by the Company shall be treated by the Banking Advisor as confidential and may not be released to any other party except upon prior written authorization of the Company.

Any financial advice rendered by the Banking Advisor pursuant to this agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and may not be disclosed to any third party in any manner without the Banking Advisor’s prior written approval and will be treated by the Company as confidential. However, the Company may disclose pertinent information to its affiliates and financial backers as necessary to evaluate and decide whether to consummate a Transaction.

The Company agrees to indemnify and hold the Banking Advisor harmless from and against any losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of the Banking Advisor’s engagement hereunder or its role in connection herewith, and will reimburse the Banking Advisor for all reasonable expenses (including counsel fees) as they are incurred by the Banking Advisor in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Banking Advisor is a party. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from the bad faith or gross negligence of the Banking Advisor. The Company also agrees that the Banking Advisor shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith or gross negligence of the Banking Advisor. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of the Banking Advisor), then the Company shall contribute to amount paid or payable by the Banking Advisor in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and the Banking Advisor in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Banking Advisor exceed the amount of the fee actually received by the Banking Advisor. The foregoing shall be in addition to any rights that the Banking Advisor or any other indemnified person may have at common law or otherwise and shall extend to and inure to the benefit of any director, officer, employee, agent, member, stockholder, or controlling person of the Banking Advisor. The Company hereby consents, to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against the Banking Advisor or any other person entitled to indemnification or contribution hereunder. The Company will not, without the prior written consent of the Banking Advisor, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Banking Advisor is an actual or potential party to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of the Banking Advisor from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Banking Advisor.

This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions. The Company irrevocably submits to the jurisdiction of any courts of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company.

Please confirm that the foregoing is in accordance with your understandings and agreements with the Banking Advisor by signing and returning to us this letter enclosed herewith.

Very truly yours,

Gilford Securities Incorporated

		By:	/s/ Robert A. Maley
Name:
Title:

CONFIRMED AND AGREED:

LQD Adrenalina, LLC.

By:	/s/ Jeffrey Geller
Name:
Title: